EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FBR & Co.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

November 14, 2013